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                                                                     EXHIBIT 4.2


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (11) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (111) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, APRIL 14, 2005
No. W-1                                                          42,000 Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that GunnAllen Financial, Inc. or registered assigns is the registered holder of Forty-Two Thousand (42,000) Warrants to purchase, at any time from April 14, 2001 until 5:00 P.M. New York City time on April 14, 2005 ("Expiration Date") up to Forty-Two Thousand (42,000) shares ("Shares") of fully-paid and nonassessable common stock, par value $.005 per share ("Common Stock"), of NTN Communications, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $3.75 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price or notice of cashless exchange at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of April 19, 2000 ("Warrant Agreement") between the Company, Starr Securities, Inc., and GunnAllen Financial, Inc. Payment of the Exercise Price may be made in cash, by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check, or in shares of Common Stock pursuant to a Notice of Exchange in accordance with
Section 3 of the Warrant Agreement.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder


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of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


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                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  April 19, 2000                      NTN COMMUNICATIONS, INC.

                                            By:      /s/ Stanley B. Kinsey
                                               ---------------------------------
                                            Name:  Stanley B. Kinsey
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer
[SEAL]


Attest:

       /s/ Kendra S. Berger
-------------------------------------
Name:  Kendra S. Berger
Title: Chief Financial Officer


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                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of _____________________ in the amount of $_______ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is _____________________ and that such Certificate be delivered to whose address is ___________________________.

[ ] The Undersigned hereby elects to exercise the Warrants held by it in accordance with Section ___ of the Warrant Agreement dated ______________, 2000.

Dated:                                Signature:________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                        (Insert Social Security or Other
                          Identifying Number of Holder)

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                              [FORM OF ASSIGNMENT]

                  (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                Signature:
                                                --------------------------------
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                        (Insert Social Security or Other
                          Identifying Number of Holder)